POWER OF ATTORNEY

     The person executing this Power of Attorney hereby appoints Edward F. O'Keefe and Glen A. Payne, or either of them, as his attorney-in-fact to execute and to file such Registration Statement under federal and state securities laws and such Post-Effective Amendments to such Registration Statement of the hereinafter described entity as such attorney-in-fact, or either of them, may deem appropriate:

     INVESCO Bond Funds, Inc.
     INVESCO Combination Stock & Bond Funds, Inc.
     INVESCO International Funds, Inc.
     INVESCO Money Market Funds, Inc.
     INVESCO Sector Funds, Inc.
     INVESCO Stock Funds, Inc.
     INVESCO Treasurer's Series Funds, Inc.
     INVESCO Variable Investment Funds, Inc.

     This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the 16 day of February, 2000.

                                    /s/ Gerald J. Lewis
                                    -------------------
                                    Gerald J. Lewis


STATE OF COLORADO             )
                              )
COUNTY OF                     )


      SUBSCRIBED, SWORN TO AND ACKNOWLEDGED before me by Gerald J. Lewis, as a director of the above-described entity, this 16th day of February, 2000.

                                    /s/ Nadine A. Hylander
                                    ----------------------
                                    Notary Public

My Commission Expires: 09/16/2000

[SEAL]  NADINE A. HYLANDER
        Commission # 1111447
        Notary Public - California
        San Diego County
        My Comm. Expires Sep 16, 2000